                                                                    EXHIBIT 99.1




MONDAY, FEBRUARY 2, 1998                 CONTACT:   JEANNE BUCHANAN
                                                    UNITED MERIDIAN CORPORATION
                                                    (713) 653-5095

                                                    MICHAEL O. ALDRIDGE
                                                    OCEAN ENERGY, INC.
                                                    (504) 927-1450


UNITED MERIDIAN, OCEAN ENERGY SET RECORD DATE
FOR MEETINGS TO CONSIDER MERGER


Houston, TX and Baton Rouge, LA - United Meridian Corporation (UMC) and Ocean Energy, Inc. (NYSE: OEI) have set the close of business on Friday, February 20, as the record date for the UMC Special Meeting and the OEI Annual Meeting. The purpose of the Meetings is to consider and vote upon the proposed merger between UMC and OEI.

The date of the Meetings remains to be determined pending the timing of clearance of the joint proxy statement by the Securities and Exchange Commission.

United Meridian Corporation is a Houston-based independent energy company engaged in the exploration, exploitation and acquisition of crude oil and natural gas properties in the United States and Canada. UMC also has exploration and development activities in West Africa's Cote d'Ivoire and Equatorial Guinea, and has recently commenced exploration programs in Pakistan and Bangladesh. The company's stock is traded on the New York Stock Exchange under the symbol UMC.

Ocean Energy, Inc. is an independent energy company engaged in the exploration, development, production, and acquisition of crude oil and natural gas.